Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
THIRD QUARTER 2014 FINANCIAL RESULTS
SCOTTSDALE, AZ, November 3, 2014 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) today reported its results for the quarter ended September 30, 2014.
Third Quarter 2014 Highlights

•	Increased total revenue by 13% to $23 million compared to the prior quarter.

•	Raised $341 million in gross proceeds through our securitization of a portfolio of 2,876 single-family homes.

•	Increased acquisitions by 130% over the prior quarter, acquiring 1,019 single-family homes.

•	Deployed $178 million to acquire and restore homes during the quarter, up from $86 million during the previous quarter.

•	14% increase in the number of homes owned compared to the prior quarter, bringing total portfolio to 8,223.

•	5% increase in the number of leased properties, or 323 properties, compared to the prior quarter.

•	Achieved an occupancy rate of 93% on stabilized properties and 82% on the total portfolio reflecting the significant increase in vacant properties acquired during the quarter.

•	Increased rents by an average of 3.4% on renewals with an overall 71% retention rate.

•	Owned $25 million in short-term private mortgage loans with a weighted-average interest rate of 11.8%.

•	Core FFO attributable to common stockholders was $3.8 million, or $0.12 per diluted share.

•	FFO attributable to common stockholders was $2.9 million, or $0.09 per diluted share.

“The third quarter was another strong quarter of performance for American Residential Properties,” said, Stephen G. Schmitz, Chairman and Chief Executive Officer.  With the enhanced financing flexibility from our recently completed securitization, we were able to accelerate our pace of acquisitions this quarter.  We acquired 1,019 single-family homes, more than doubling the number of homes acquired in the previous quarter.  We deployed $178 million, which is well above our $100 million quarterly run rate. Our total portfolio now stands at 8,223 single-family homes for a total investment of approximately $1.2 billion.

We continue to see strong demand for our single-family homes and believe our core market strategy to build scale and enhance operational efficiencies is working well. We are also seeing strong increase in renewals, which we attribute to the high quality and attractive locations of our homes in combination with our resident centric approach.  Looking ahead, we plan to continue expanding our presence in these attractive core markets where acquisition opportunities still far exceed the amount of available capital.”

Financial Results
Total Revenue
Total revenue for the quarter ended September 30, 2014 increased $2.7 million to $23.5 million, compared to $20.8 million for the quarter ended June 30, 2014, and increased $12.4 million compared to $11.1 million for the quarter ended September 30, 2013. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from the leases of an additional 323 homes.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended September 30, 2014 increased $1.6 million to $(9.2) million, or $(0.28) per diluted share, compared to $(7.6) million, or $(0.24) per diluted share, for the quarter ended June 30, 2014, and increased $4.7 million compared to $(4.5) million, or $(0.14) per diluted share, for the quarter ended September 30, 2013.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended September 30, 2014 remained flat at $2.9 million, or $0.09 per diluted share, compared to $2.9 million, or $0.09 per diluted share, for the quarter ended June 30, 2014, and increased $1.0 million compared to $1.9 million, or $0.06 per diluted share, for the quarter ended September 30, 2013.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended September 30, 2014 increased $0.2 million to $3.8 million, or $0.12 per diluted share, compared to $3.6 million, or $0.11 per diluted share, for the quarter ended June 30, 2014, and increased $1.6 million compared to $2.2 million, or $0.07 per diluted share, for the quarter ended September 30, 2013.
Portfolio Highlights
Real Estate Acquisitions
From July 1, 2014 to September 30, 2014, the Company acquired 1,019 single-family homes, of which 295 are in Georgia, 281 are in Texas, 174 are in Tennessee, 158 are in Florida, 111 are in North Carolina and incurred renovation costs on the Company’s acquired homes and existing portfolio, for a total capital investment of approximately $178.5 million. During the quarter, 1 property was sold in Indiana.
Portfolio
As of September 30, 2014, the Company owned 8,223 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $1.2 billion. As of September 30, 2014, approximately 82% of the Company’s portfolio was leased.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	As of September 30, 2014		As of June 30, 2014
	Number of Homes	% Leased	Number of Homes	% Leased
Portfolio of single-family homes
Self-managed	7,613	80.1%	6,595	87.6%
Preferred operator program	610	100.0%	610	100.0%
Total	8,223	81.6%	7,205	88.6%

Portfolio of stabilized single-family homes (1)
Self-managed	6,572	92.8%	6,099	94.7%
Preferred operator program	610	100.0%	610	100.0%
Total	7,182	93.4%	6,709	95.2%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Properties with in-place leases at the date of acquisition are also considered stabilized even though these properties have not been renovated by us and may require future renovations to meet our standards.

Recent Developments
In August 2014, the Company raised $341 million in gross proceeds through the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 2,876 homes sold to an affiliate from the Company's portfolio of single-family properties. The loan has an initial term of two years, with three 12-month extension options, with a fully extended maturity date of September 9, 2019. The effective weighted average of the fixed-rate spreads is 2.11% plus 1-month LIBOR.
From October 1, 2014 to October 31, 2014, the Company acquired 337 single-family homes for a total purchase price of approximately $51 million and contracted to acquire 240 additional homes for a total purchase price of approximately $40 million. Of the 577 homes the Company acquired or contracted to acquire during this period, 282 are in Georgia, 119 are in Texas, 67 are in North Carolina, 62 are in Tennessee and 47 are in Florida. There is no assurance that the Company will close on the properties it has under contract.
Conference Call
The Company will host a conference call commencing at 10:00 a.m. Eastern Time on Tuesday, November 4, 2014, to discuss its financial results for the quarter ended September 30, 2014 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 38384399. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.amresprop.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning November 4, 2014 at 12:30 p.m. Eastern Time, until November 18, 2014 at 11:59 p.m. Eastern Time. To access the replay, dial (888) 843-7419 and use conference ID 38384399#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of rental demand and the Company’s financing flexibility. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.
All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer and Treasurer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	September 30, 2014 (unaudited)	December 31, 2013
Assets
Investment in real estate:
Land	$227,384	$158,795
Building and improvements	939,433	627,881
Furniture, fixtures and equipment	8,842	6,930
	1,175,659	793,606
Less: accumulated depreciation	(45,866)	(18,058)
Investment in real estate, net	1,129,793	775,548
Mortgage financings	26,061	43,512
Cash and cash equivalents	26,850	24,294
Restricted cash	10,816	—
Acquisition deposits	4,401	282
Rents and other receivables, net	3,705	2,949
Deferred leasing costs and lease intangibles, net	3,432	2,454
Deferred financing costs, net	14,968	6,558
Investment in unconsolidated ventures	25,955	26,611
Goodwill	3,500	3,500
Other, net	9,795	8,494
Total assets	$1,259,276	$894,202

Liabilities and Equity
Liabilities:
Revolving credit facility	$199,000	$169,000
Exchangeable senior notes, net	101,455	99,377
Securitization loan, net	340,591	—
Accounts payable and accrued expenses	23,607	12,862
Security deposits	7,143	3,995
Prepaid rent	2,877	1,549
Total liabilities	674,673	286,783
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,200,480 and 32,171,102 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	322	322
Additional paid-in capital	628,605	628,210
Accumulated other comprehensive income	(67)	—
Accumulated deficit	(55,562)	(31,122)
Total American Residential Properties, Inc. stockholders’ equity	573,298	597,410
Non-controlling interests	11,305	10,009
Total equity	584,603	607,419
Total liabilities and equity	$1,259,276	$894,202

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Self-managed rental revenue	$21,078	$7,520	$53,818	$15,430
Preferred operator rental revenue	1,273	1,948	3,951	5,318
Management services (related party)	100	113	321	327
Interest and other	1,034	1,488	3,603	3,649
Total revenue	23,485	11,069	61,693	24,724
Expenses:
Property operating and maintenance	5,258	2,489	14,337	4,915
Real estate taxes	4,239	1,791	11,011	3,315
Homeowners’ association fees	540	228	1,505	746
Acquisition	98	301	179	3,750
Depreciation and amortization	12,576	6,589	32,960	14,367
General, administrative and other	4,056	3,105	11,274	12,319
Interest	5,961	1,204	15,060	2,257
Total expenses	32,728	15,707	86,326	41,669
Loss from continuing operations before equity in net (loss) income of unconsolidated ventures	(9,243)	(4,638)	(24,633)	(16,945)
Equity in net (loss) income of unconsolidated ventures	(84)	50	(230)	110
Net loss	(9,327)	(4,588)	(24,863)	(16,835)
Net loss attributable to non-controlling interests	165	73	423	229
Net loss attributable to common stockholders	$(9,162)	$(4,515)	$(24,440)	$(16,606)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.28)	$(0.14)	$(0.76)	$(0.65)
Weighted-average number of shares of common stock outstanding	32,153,307	32,124,857	32,139,807	25,447,193

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds from Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net loss	$(9,327)	$(4,588)	$(24,863)	$(16,835)
Add: Depreciation and amortization of real estate assets	12,328	6,472	32,332	14,129
FFO	$3,001	$1,884	$7,469	$(2,706)
FFO attributable to common stockholders(1)	$2,948	$1,854	$7,342	$(2,668)
FFO per share of common stock
Basic	$0.09	$0.06	$0.23	$(0.10)
Diluted(2)	$0.09	$0.06	$0.22	$(0.10)
Weighted-average number of shares of common stock outstanding:
Basic	32,153,307	32,124,857	32,139,807	25,447,193
Diluted(2)	32,806,646	32,682,307	32,754,972	25,447,193
______________

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.23% and 98.41%, for the three months ended September 30, 2014 and 2013, respectively, and 98.30% and 98.61% for the nine months ended September 30, 2014 and 2013, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
FFO	$3,001	$1,884	$7,469	$(2,706)
Add: Non-recurring cash compensation paid upon completion of the IPO	—	—	—	1,000
Add: Non-recurring stock-based compensation related to the vesting of LTIP units upon completion of the IPO	—	—	—	3,142
Add: Acquisition expense(1)	98	301	179	3,750
Add: Non-cash interest expense related to amortization of discount on debt	755	—	2,111	—
Core FFO	$3,854	$2,185	$9,759	$5,186
Core FFO attributable to common stockholders(2)	$3,786	$2,150	$9,593	$5,114
Core FFO per share of common stock
Basic	$0.12	$0.07	$0.30	$0.20
Diluted(3)	$0.12	$0.07	$0.29	$0.20
Weighted-average number of shares of common stock outstanding:
Basic	32,153,307	32,124,857	32,139,807	25,447,193
Diluted(3)	32,806,646	32,682,307	32,754,972	25,819,293
______________

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.23% and 98.41%, for the three months ended September 30, 2014 and 2013, respectively, and 98.30% and 98.61% for the nine months ended September 30, 2014 and 2013, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metropolitan division, or metro division, as of September 30, 2014, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Aggregate Investment (thousands)	Average Investment Per Home(1)	Percentage Leased(2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,381	$202,005	$146,274	92.7%	17	1,713
Houston, TX	1,098	$162,475	$147,974	92.7%	7	1,932
Dallas-Fort Worth, TX	954	$154,746	$162,208	78.2%	11	2,100
Nashville, TN	651	$112,401	$172,659	77.0%	10	1,901
Atlanta, GA	775	$106,017	$136,796	53.5%	16	2,051
Florida	577	$76,039	$131,783	56.7%	13	1,706
Chicago, IL	511	$66,787	$130,699	100.0%	55	1,406
Other Texas	360	$63,811	$177,253	83.3%	10	1,977
Charlotte, NC-SC	309	$48,998	$158,570	71.2%	9	2,062
Inland Empire, CA	213	$38,652	$181,465	96.2%	16	1,915
Indianapolis, IN	554	$37,683	$68,020	78.0%	52	1,317
Raleigh, NC	231	$34,863	$150,922	81.0%	9	1,734
Winston-Salem, NC	234	$29,428	$125,761	93.6%	12	1,426
Other California	82	$10,811	$131,841	89.0%	36	1,336
Las Vegas, NV	68	$7,511	$110,456	92.6%	15	1,553
Other MSAs/Metro Divisions	225	$33,124	$147,218	94.7%	9	1,605
Total/Weighted Average	8,223	$1,185,351	$144,151	81.6%	18	1,802
______________

(1)
For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect the operator’s ability to pay rent to the Company under the lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of September 30, 2014, in descending order of aggregate investment.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment (thousands)	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,381	$138,068	$8,206	$146,274	$202,005	92.7%	17	1,713	$1,044	8.6%
Houston, TX	1,098	$140,945	$7,029	$147,974	$162,475	92.7%	7	1,932	$1,390	11.3%
Dallas-Fort Worth, TX	954	$151,971	$10,237	$162,208	$154,746	78.2%	11	2,100	$1,457	10.8%
Nashville, TN	651	$162,000	$10,659	$172,659	$112,401	77.0%	10	1,901	$1,383	9.9%
Atlanta, GA	775	$127,730	$9,066	$136,796	$106,017	53.5%	16	2,051	$1,163	10.6%
Florida	577	$123,575	$8,208	$131,783	$76,039	56.7%	13	1,706	$1,075	10.4%
Other Texas	360	$166,626	$10,627	$177,253	$63,811	83.3%	10	1,977	$1,567	10.7%
Charlotte, NC-SC	309	$152,128	$6,442	$158,570	$48,998	71.2%	9	2,062	$1,204	9.5%
Inland Empire, CA	213	$157,045	$24,420	$181,465	$38,652	96.2%	16	1,915	$1,405	9.3%
Raleigh, NC	231	$143,820	$7,102	$150,922	$34,863	81.0%	9	1,734	$1,223	9.8%
Indianapolis, IN	455	$65,440	$7,241	$72,681	$33,070	73.2%	50	1,351	$836	13.1%
Winston-Salem, NC	234	$122,618	$3,143	$125,761	$29,428	93.6%	12	1,426	$1,086	10.4%
Other California	82	$110,013	$21,828	$131,841	$10,811	89.0%	36	1,336	$1,058	9.6%
Las Vegas, NV	68	$98,095	$12,361	$110,456	$7,511	92.6%	15	1,553	$1,034	11.1%
Other MSAs/Metro Divisions	225	$139,781	$7,437	$147,218	$33,124	94.7%	9	1,605	$1,245	10.2%
Total/Weighted Average	7,613	$137,323	$8,999	$146,322	$1,113,951	80.1%	15	1,837	$1,236	10.2%
______________

(1)	Average purchase price includes broker commissions and closing costs.

(2)	Represents average capital expenditures per home as of September 30, 2014. Does not include additional expected or future capital expenditures.

(3)	Represents average purchase price plus average capital expenditures.

(4)
Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, homeowners' association fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Stabilized(1) Single-Family Homes—Summary Statistics
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,380	$146,321	1,280	100	92.8%
Houston, TX	1,074	$147,672	1,018	56	94.8%
Dallas-Fort Worth, TX	788	$161,821	746	42	94.7%
Nashville, TN	513	$167,322	501	12	97.7%
Chicago, IL	511	$130,698	511	—	100.0%
Indianapolis, IN	507	$69,257	432	75	85.2%
Atlanta, GA	463	$126,707	415	48	89.6%
Florida	376	$118,948	327	49	87.0%
Other Texas	313	$175,191	300	13	95.8%
Winston-Salem, NC	234	$125,763	219	15	93.6%
Charlotte, NC-SC	229	$152,856	220	9	96.1%
Inland Empire, CA	213	$181,466	205	8	96.2%
Raleigh, NC	207	$149,204	187	20	90.3%
Other California	82	$131,841	73	9	89.0%
Las Vegas, NV	67	$110,970	63	4	94.0%
Other MSAs/Metro Divisions	225	$147,218	213	12	94.7%
Total/Weighted Average	7,182	$141,930	6,710	472	93.4%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Includes properties with in-place leases at the date of acquisition.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of September 30, 2014, 234 homes were available for rent, 216 homes were undergoing renovation and 22 homes were occupied with no lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Stabilized(1) Single-Family Homes—Summary Statistics
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,380	$146,321	1,280	100	92.8%
Houston, TX	1,074	$147,672	1,018	56	94.8%
Dallas-Fort Worth, TX	788	$161,821	746	42	94.7%
Nashville, TN	513	$167,322	501	12	97.7%
Atlanta, GA	463	$126,707	415	48	89.6%
Indianapolis, IN	408	$74,756	333	75	81.6%
Florida	376	$118,948	327	49	87.0%
Other Texas	313	$175,191	300	13	95.8%
Winston-Salem, NC	234	$125,763	219	15	93.6%
Charlotte, NC-SC	229	$152,856	220	9	96.1%
Inland Empire, CA	213	$181,466	205	8	96.2%
Raleigh, NC	207	$149,204	187	20	90.3%
Other California	82	$131,841	73	9	89.0%
Las Vegas, NV	67	$110,970	63	4	94.0%
Other MSAs/Metro Divisions	225	$147,218	213	12	94.7%
Total/Weighted Average	6,572	$144,239	6,100	472	92.8%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Includes properties with in-place leases at the date of acquisition.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of September 30, 2014, 234 homes were available for rent, 216 homes were undergoing renovation and 22 homes were occupied with no lease.